EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60590) pertaining to the PracticeWorks, Inc. 401(k) Profit Sharing Plan of our report dated June 9, 2003, with respect to the financial statements of the PracticeWorks, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Windham Brannon, P.C.

                                                                                                Certified Public Accountants

Atlanta, Georgia
June 30, 2003